UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2013

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1050 Enterprise Way, Suite 700, Sunnyvale, CA 94089

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (408) 462-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Amendment to Semiconductor Patent License Agreement

On December 30, 2013, effective as of October 1, 2013, Rambus Inc. (“Rambus” or “Company”) and Samsung Electronics Co., Ltd., a Korean corporation (“Samsung”) entered into an amendment (the “Amendment”) to their Semiconductor Patent License Agreement, dated January 19, 2010 (the “SPLA,” as amended by the Amendment, the “Amended SPLA”).

Under the Amended SPLA, Rambus extended (i) the duration of its term product license for memory and semiconductor products for an additional ten years until September 30, 2023, (ii) the scope of its paid-up patent license to include certain identified Samsung JEDEC-compliant DRAM products, and (iii) the grant of its licenses to include additional patents of Rambus and its subsidiaries, including Cryptography Research, Inc.  The Amended SPLA requires that Samsung make an initial cash payment to Rambus equal to twenty-two million dollars ($22,000,000) no later than December 31, 2013, and a fixed amount of fifteen million ($15,000,000) dollars on a quarterly basis for the remainder of the first five years beginning in the quarterly period starting January 1, 2014.  For the remaining period starting October 1, 2018 through September 30, 2023, the quarterly payment will be based on the initial fifteen million ($15,000,000) dollars per quarter, but subject to adjustments that may increase or decrease the payments from Samsung based on a number of market factors, including but not limited to, the timing, scope, and royalty rates paid by third parties to Rambus for use of its patented inventions.  In addition, additional payments or certain adjustments to the payments by Samsung to Rambus under the Amended SPLA may be due for certain acquisitions of businesses or assets by Samsung.  Except as otherwise specifically referenced in the Amendment, all other terms and conditions of the SPLA will remain in effect.

In 2010, Rambus and Samsung entered into a settlement agreement (the “Settlement Agreement”) releasing all claims against each other with respect to all outstanding litigation between them at that time.  Rambus and Samsung entered into the SPLA pursuant to the Settlement Agreement, under which Samsung licenses from the Company non-exclusive rights to certain Rambus patents. As last reported in the Company’s Annual Report for the year ended December 31, 2012, Samsung currently holds 4.8 million shares of Rambus’ common stock.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment which Rambus intends to file with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.  Rambus also intends to seek confidential treatment of certain terms of the Amendment in connection with the filing of such Amendment in accordance with the procedures of the Securities and Exchange Commission.  The Settlement Agreement and the SPLA were filed with the Securities and Exchange Commission as exhibits to the Company’s Form 10-Q filed on May 3, 2010.

Copies of the press releases issued by the Company and Samsung relating to the matters discussed above are attached hereto as Exhibits 99.1 and 99.2 and are incorporated by reference herein.  The information in these press releases shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

99.1	Joint Press Release of Rambus and Samsung, issued on January 5, 2014.
99.2	Press Release Announcing Extension of Technology Relationship to Improve Device Security between Samsung and Rambus, issued on January 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2014	Rambus Inc.

/s/ Satish Rishi
Satish Rishi, Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Joint Press Release of Rambus and Samsung, issued on January 5, 2014.

99.2	Press Release Announcing Extension of Technology Relationship to Improve Device Security between Samsung and Rambus, issued on January 5, 2014.